EXHIBIT 23.2





                CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


   We hereby consent (a) to the inclusion in the Annual Report on Form 10-K of Global Marine Inc. for the year ended December 31, 1995, of our reports, dated February 8, 1996, February 8, 1995 and February 7, 1994, on our estimates of proved oil and gas reserves for the years ended December 31, 1995, 1994 and 1993, respectively, which reports are included in said Annual Report on Form 10-K as Exhibits 99.1, 99.2 and 99.3 thereto, and (b) to the incorporation by reference of our said reports into (i) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961 and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan, (ii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40266) for the Global Marine Savings Incentive Plan, (iii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, (iv) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-57691) for the Global Marine Inc. 1994 Non-Employee Stock Option and Incentive Plan, and (v) the prospectus constituting part of the Company's Registration Statement on Form S-3 (Registration No. 33-58577) for the proposed offering of up to $75,000,000 of debt securities, preferred stock and/or common stock. This consent is given provided that all references to Ryder Scott Company Petroleum Engineers remain unchanged from those contained in the Annual Report on Form 10-K of Global Marine Inc. for the year ended December 31, 1995.




                                                    /s/ Ryder Scott Company
                                                        Petroleum Engineers

                                                    Ryder Scott Company
                                                    Petroleum Engineers


Houston, Texas
February 28, 1996